Exhibit 99.1

Vistra Reports Second Quarter 2024 Results

Earnings Release Highlights

•	GAAP second quarter 2024 Net Income of $467 million and Cash Flow from Operations of $1,196 million.

•	Net Income from Ongoing Operations[1] of $492 million and Ongoing Operations Adjusted EBITDA[1] of $1,414 million.

•	Reaffirmed midpoint guidance for 2024 Ongoing Operations Adjusted EBITDA,[1] excluding any potential contribution from the nuclear production tax credit, of $4,800 million.

•	Completed two long-term renewable power purchase agreements, one with Microsoft and another with Amazon.

•	Announced our intention to add up to 2,000 megawatts of dispatchable, natural gas-fueled electricity capacity across ERCOT; more than 200 MW of uprates added this quarter.

•	Announced the approval by the Nuclear Regulatory Commission of the request to extend Comanche Peak’s operating licenses for an additional 20 years.

IRVING, Texas — Aug. 8, 2024 — Vistra Corp. (NYSE: VST) today reported its second quarter 2024 financial results and other highlights.

“The Vistra team continued to execute throughout the second quarter, and we are pleased to report strong results despite continued mild summer weather in Texas and lower wholesale prices across competitive markets. This stability showcases our team’s ability to perform in a variety of market conditions,” said Jim Burke, president and chief executive officer of Vistra. “Based on our performance year-to-date and the projections we see for the balance of the year, we’re confident that we will achieve Ongoing Operations Adjusted EBITDA results toward the upper end of our guidance range for 2024. Additionally, given our strong hedge profile and the recent PJM capacity auction results, we are increasing the range of our midpoint opportunity for 2025 Ongoing Operations Adjusted EBITDA by $200 million to $5,200 million to $5,700 million. We believe the strength of our business model, through the combination of a best-in-class retail business with a large, diversified generation fleet, enables durable results for years to come.”

Burke continued, “While the team continues to deliver consistent operating and financial results, we also remain focused on executing our long-term growth initiatives. We’ve started construction on two new solar facilities, a 200 MW site backed by Amazon in Texas and a 405 MW site backed by Microsoft in Illinois. In addition, assuming successful implementation of market reforms, proper market signals, and other factors, we are planning to develop up to 2,000 MW of gas-fueled electric capacity in our home state to enhance grid reliability for customers.”

Burke concluded, “We see the financial strength of our business, and by extension, our ability to deliver shareholder returns, growing over time – even with the elevated forward price volatility the market has seen in recent months. With critical summer months ahead, our team remains focused on safe operations and delivering reliable, affordable, and sustainable power to our customers.”

Vistra – Press Release

Aug. 8, 2024, Page 2

Summary of Financial Results for the Three and Six Months Ended June 30, 2024 and 2023

(Unaudited) (Millions of Dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$467	$476	$485	$1,174
Ongoing operations net income	$492	$409	$531	$1,134
Ongoing operations Adjusted EBITDA	$1,414	$1,008	$2,227	$1,562
Adjusted EBITDA by Segment
Retail	$789	$498	$761	$469
Texas	$236	$207	$647	$590
East	$322	$211	$524	$212
West	$60	$63	$118	$109
Sunset	$29	$40	$213	$203
Corporate and Other	$(22)	$(11)	$(36)	$(21)
Asset Closure	$(26)	$59	$(49)	$18

For the quarter ended June 30, 2024, Vistra reported Net Income of $467 million, Net Income from Ongoing Operations1 of $492 million, and Ongoing Operations Adjusted EBITDA1 of $1,414 million. Net Income for the second quarter 2024 decreased $9 million from the second quarter 2023, driven primarily by higher depreciation and interest expense partially offset by operating income generated from the acquisition of Energy Harbor. Ongoing Operations Adjusted EBITDA for the second quarter 2024 increased by $406 million compared to the second quarter 2023 driven primarily by the inclusion of results from the acquisition of Energy Harbor, favorable commercial optimization of the fleet, and strong retail margins and customer count performance in Texas.

Guidance

($ in millions)	2024 Vistra Guidance Ranges
Ongoing Operations Adjusted EBITDA	$4,550 - $5,050
Ongoing Operations Adjusted FCFbG	$2,200 - $2,700

As of Aug. 5, 2024, Vistra has hedged approximately 94% of its expected generation volumes for the balance of 2024, approximately 86% for 2025, and approximately 55% for 2026. Vistra’s comprehensive hedging program, as well as recent forward price curves, support the company’s 2024 guidance range, although we see results trending toward the upper end of the range. Our comprehensive hedging program, as well as the recent PJM Auction results for the 2025/2026 planning year, support our increase in the potential Ongoing Operations Adjusted EBITDA midpoint opportunity for 2025. Vistra now estimates a potential midpoint opportunity for Ongoing Operations Adjusted EBITDA for 2025 to be in the range of $5,200 million to $5,700 million. We are reiterating our estimate for the potential midpoint opportunity for Ongoing Operations Adjusted EBITDA for 2026 to be more than $6,000 million. Both our Ongoing Operations Adjusted EBITDA guidance for 2024, as well as our Ongoing Operations Adjusted EBITDA midpoint opportunities for 2025 and 2026, exclude any potential contribution from the nuclear production tax credit. However, we believe the nuclear production tax credit will provide downside Ongoing Operations Adjusted EBITDA support. See footnote 2 for a discussion on Non-GAAP reconciliations.

Vistra – Press Release

Aug. 8, 2024, Page 3

Share Repurchase Program

As of Aug. 5, 2024:

•	Vistra executed ~$4.25 billion in share repurchases since November 2021.

•	Vistra had ~344 million shares outstanding, representing a ~29% reduction of the amount of the shares outstanding on Nov. 2, 2021.

Vistra expects to spend at least $2.25 billion on share repurchases throughout 2024 and 2025.

Clean Energy Investments

Vistra is focused on reliability, affordability, and sustainability in the markets in which we operate. Vistra continues to grow its fleet of zero-carbon resources, advancing these interests through cost-effective, strategic investments in solar and battery storage developments and through the acquisition of Energy Harbor’s nuclear fleet.

On March 1, 2024, Vistra closed on the acquisition of Energy Harbor, which added more than 4,000 MW of nuclear generation to its portfolio along with approximately 1 million additional retail customers.

On July 30, 2024, Vistra announced the Nuclear Regulatory Commission approved its request to extend Comanche Peak’s operating licenses through 2050 for Unit 1 and 2053 for Unit 2, an additional 20 years beyond the original licenses. Additionally, Perry Nuclear Power Plant’s application for a 20-year license renewal through 2046 is under review with the NRC and advancing as expected.

The Inflation Reduction Act is anticipated to provide opportunities to realize material benefits to Vistra with respect to its renewables and energy storage projects, as well as provide strong price support via the nuclear production tax credit for its nuclear facilities, including those acquired through the Energy Harbor acquisition.

Today, Vistra announced two new power purchase agreements, together totaling over 600 MW, with two of the world’s leading tech companies - one for 200 MW with Amazon in Texas and one for 405 MW with Microsoft in Illinois.

Liquidity

As of June 30, 2024, Vistra had total available liquidity of approximately $3,853 million, including cash and cash equivalents of $1,624 million, $959 million of availability under its corporate revolving credit facility, and $1,270 million of availability under its commodity-linked revolving credit facility. Available capacity under the commodity-linked revolving credit facility reflects the borrowing base as of June 30, 2024. Available liquidity excludes $305 million of commitments under the commodity-linked revolving credit facility that were not available to be drawn as of June 30, 2024.

Vistra – Press Release

Aug. 8, 2024, Page 4

Earnings Webcast

Vistra will host a webcast today, Aug. 8, 2024, beginning at 10 a.m. ET (9 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 500 integrated retail electricity and power generation company that provides essential resources to customers, businesses, and communities from California to Maine. Based in Irving, Texas, Vistra is a leader in the energy transformation with an unyielding focus on reliability, affordability, and sustainability. The company safely operates a reliable, efficient, power generation fleet of natural gas, nuclear, coal, solar, and battery energy storage facilities while taking an innovative, customer-centric approach to its retail business. Learn more at https://www.vistracorp.com.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Eric Micek

214-812-0046

Investor@vistracorp.com

1

Ongoing Operations excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. Any reference to “Ongoing Operations Adjusted FCFbG” is a reference to Ongoing Operations Adjusted Free Cash Flow before Growth. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

2

Midpoint opportunities are not intended to be guidance and represent only our estimate of potential opportunities for Ongoing Operations Adjusted EBITDA in 2025 and 2026 based on market curves as of Aug. 5, 2024. Actual results could vary and are subject to a number of risks, uncertainties and factors, including power price market movements and our hedging strategy. We have not provided a quantitative reconciliation of Ongoing Operations Adjusted EBITDA opportunities for 2025 and 2026 to GAAP net income (loss) because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from Ongoing Operations Adjusted EBITDA in such out year periods. Midpoint opportunities exclude any potential benefit from nuclear production tax credit.

Vistra – Press Release

Aug. 8, 2024, Page 5

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity, and believes that analysis of capital available to allocate for debt service, growth, and return of capital to stockholders is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses, including Energy Harbor; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2023 and subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

Aug. 8, 2024, Page 6

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating revenues	$3,845	$3,189	$6,899	$7,614
Fuel, purchased power costs and delivery fees	(1,597)	(1,475)	(3,313)	(3,645)
Operating costs	(628)	(445)	(1,126)	(866)
Depreciation and amortization	(437)	(369)	(840)	(735)
Selling, general and administrative expenses	(375)	(309)	(726)	(597)
Impairment of long-lived assets	—	—	—	(49)

Operating income	808	591	894	1,722
Other income	62	124	153	144
Other deductions	(3)	(2)	(7)	(5)
Interest expense and related charges	(241)	(100)	(411)	(307)
Impacts of Tax Receivable Agreement	—	(14)	(5)	(79)

Net income before income taxes	626	599	624	1,475
Income tax expense	(159)	(123)	(139)	(301)

Net income	$467	$476	$485	$1,174
Net (income) loss attributable to noncontrolling interest	(102)	—	(155)	1

Net income attributable to Vistra	$365	$476	$330	$1,175
Cumulative dividends attributable to preferred stock	(47)	(37)	(96)	(75)

Net income attributable to Vistra common stock	$318	$439	$234	$1,100

Vistra – Press Release

Aug. 8, 2024, Page 7

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30,
	2024	2023
Cash flows — operating activities:
Net income	$485	$1,174
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,177	941
Deferred income tax expense, net	115	290
Gain on sale of land	—	(94)
Impairment of long-lived assets	—	49
Unrealized net (gain) loss from mark-to-market valuations of commodities	130	(1,139)
Unrealized net gain from mark-to-market valuations of interest rate swaps	(58)	(22)
Unrealized net gain from nuclear decommissioning trusts	(55)	—
Asset retirement obligation accretion expense	52	17
Impacts of Tax Receivable Agreement	5	79
Gain on TRA repurchase and tender offers	(10)	—
Bad debt expense	72	69
Stock-based compensation	53	43
Other, net	(23)	24
Changes in operating assets and liabilities:
Margin deposits, net	433	2,014
Accrued interest	4	(4)
Accrued taxes	(58)	(52)
Accrued employee incentive	(140)	(57)
Other operating assets and liabilities	(674)	(320)

Cash provided by operating activities	1,508	3,012

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(963)	(926)
Energy Harbor acquisition (net of cash acquired)	(3,065)	—
Proceeds from sales of nuclear decommissioning trust fund securities	777	251
Investments in nuclear decommissioning trust fund securities	(788)	(262)
Proceeds from sales of environmental allowances	65	47
Purchases of environmental allowances	(359)	(190)
Proceeds from sale of property, plant and equipment, including nuclear fuel	129	110
Other, net	7	3

Cash used in investing activities	(4,197)	(967)

Cash flows — financing activities:
Issuances of long-term debt	2,200	—
Repayments/repurchases of debt	(1,106)	(14)
Net borrowings (repayments) under accounts receivable financing	750	(425)
Borrowings under Revolving Credit Facility	—	100
Repayments under Revolving Credit Facility	—	(350)
Borrowings under Commodity-Linked Facility	500	—
Repayments under Commodity-Linked Facility	(500)	(400)
Debt issuance costs	(32)	(6)
Stock repurchases	(622)	(552)

Vistra – Press Release

Aug. 8, 2024, Page 8

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30,
	2024	2023
Dividends paid to common stockholders	(150)	(153)
Dividends paid to preferred stockholders	(75)	(75)
Dividends paid to noncontrolling interest in subsidiary	(15)	—
TRA Repurchase and tender offer — return of capital	(122)	—
Other, net	(17)	3

Cash provided by (used in) financing activities	811	(1,872)

Net change in cash, cash equivalents and restricted cash	(1,878)	173
Cash, cash equivalents and restricted cash — beginning balance	3,539	525

Cash, cash equivalents and restricted cash — ending balance	$1,661	$698

Vistra – Press Release

Aug. 8, 2024, Page 9

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$897	$(591)	$410	$113	$126	$(463)	$492	$(25)	$467
Income tax expense	—	—	—	—	—	159	159	—	159
Interest expense and related charges (a)	16	(12)	—	—	(1)	237	240	1	241
Depreciation and amortization (b)	31	159	287	21	18	18	534	—	534

EBITDA before Adjustments	944	(444)	697	134	143	(49)	1,425	(24)	1,401
Unrealized net (gain) loss resulting from hedging transactions	(162)	669	(359)	(77)	(114)	—	(43)	(2)	(45)
Fresh start/purchase accounting impacts	—	—	(4)	—	1	—	(3)	—	(3)
Non-cash compensation expenses	—	—	—	—	—	32	32	—	32
Transition and merger expenses	1	—	—	—	—	24	25	—	25
Decommissioning-related activities (c)	—	5	(17)	—	2	—	(10)	—	(10)
ERP system implementation expenses	4	3	2	—	1	—	10	1	11
Other, net	2	3	3	3	(4)	(29)	(22)	(1)	(23)

Adjusted EBITDA	$789	$236	$322	$60	$29	$(22)	$1,414	$(26)	$1,388

(a)	Includes $11 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $26 million and $71 million, respectively, in the Texas and East segments.
(c)	Represents net of all NDT income (loss) of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.

Vistra – Press Release

Aug. 8, 2024, Page 10

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$1,458	$(922)	$225	$277	$133	$(640)	$531	$(46)	$485
Income tax expense	—	—	—	—	—	139	139	—	139
Interest expense and related charges (a)	22	(22)	1	—	(1)	409	409	2	411
Depreciation and amortization (b)	54	317	502	42	38	33	986	—	986

EBITDA before Adjustments	1,534	(627)	728	319	170	(59)	2,065	(44)	2,021
Unrealized net (gain) loss resulting from hedging transactions	(786)	1,253	(165)	(207)	41	—	136	(6)	130
Purchase accounting impacts	(1)	—	(6)	—	2	(14)	(19)	—	(19)
Impacts of Tax Receivable Agreement (c)	—	—	—	—	—	(5)	(5)	—	(5)
Non-cash compensation expenses	—	—	—	—	—	53	53	—	53
Transition and merger expenses	2	—	6	—	—	52	60	—	60
Decommissioning-related activities (d)	—	10	(43)	1	4	—	(28)	—	(28)
ERP system implementation expenses	6	5	3	1	2	—	17	1	18
Other, net	6	6	1	4	(6)	(63)	(52)	—	(52)

Adjusted EBITDA	$761	$647	$524	$118	$213	$(36)	$2,227	$(49)	$2,178

(a)	Includes $58 million of unrealized mark-to-market net gains on interest rate swaps.

(b)	Includes nuclear fuel amortization of $52 million and $94 million, respectively, in Texas and East segments.

(c)	Includes $10 million gain recognized on the repurchase of TRA Rights in the six months ended June 30, 2024.

(d)	Represents net of all NDT income (loss) of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.

Vistra – Press Release

Aug. 8, 2024, Page 11

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$812	$(626)	$275	$164	$62	$(278)	$409	$67	$476
Income tax expense	—	—	1	—	—	122	123	—	123
Interest expense and related charges (a)	10	(6)	—	(4)	1	97	98	2	100
Depreciation and amortization (b)	22	148	167	19	15	17	388	—	388

EBITDA before Adjustments	844	(484)	443	179	78	(42)	1,018	69	1,087
Unrealized net (gain) loss resulting from hedging transactions	(347)	693	(226)	(117)	(49)	—	(46)	(8)	(54)
Generation plant retirement expenses	—	—	—	—	3	—	3	(2)	1
Fresh start / purchase accounting impacts	1	—	1	—	1	—	3	—	3
Impacts of Tax Receivable Agreement	—	—	—	—	—	14	14	—	14
Non-cash compensation expenses	—	—	—	—	—	21	21	—	21
Transition and merger expenses	—	—	—	—	—	15	15	—	15
PJM capacity performance default (c)	—	—	(9)	—	(3)	—	(12)	—	(12)
Winter Storm Uri impacts (d)	(5)	—	—	—	—	—	(5)	—	(5)
Other, net	5	(2)	2	1	10	(19)	(3)	—	(3)

Adjusted EBITDA	$498	$207	$211	$63	$40	$(11)	$1,008	$59	$1,067

(a)	Includes $63 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $19 million in Texas segment.
(c)	Represents change in estimate of anticipated market participant defaults on PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott.
(d)	Includes the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri.

Vistra – Press Release

Aug. 8, 2024, Page 12

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$217	$(42)	$1,020	$216	$486	$(763)	$1,134	$40	$1,174
Income tax expense	—	—	1	—	—	300	301	—	301
Interest expense and related charges (a)	17	(10)	—	(8)	2	303	304	3	307
Depreciation and amortization (b)	51	301	328	34	29	34	777	—	777

EBITDA before Adjustments	285	249	1,349	242	517	(126)	2,516	43	2,559
Unrealized net (gain) loss resulting from hedging transactions	212	346	(1,149)	(135)	(388)	—	(1,114)	(25)	(1,139)
Generation plant retirement expenses	—	—	—	—	3	—	3	(2)	1
Fresh start/purchase accounting impacts	1	(1)	3	—	1	—	4	—	4
Impacts of Tax Receivable Agreement	—	—	—	—	—	79	79	—	79
Non-cash compensation expenses	—	—	—	—	—	43	43	—	43
Transition and merger expenses	(2)	1	—	—	1	17	17	—	17
Impairment of long-lived assets	—	—	—	—	49	—	49	—	49
PJM capacity performance default impacts (c)	—	—	6	—	2	—	8	—	8
Winter Storm Uri impacts (d)	(39)	1	—	—	—	—	(38)	—	(38)
Other, net	12	(6)	3	2	18	(34)	(5)	2	(3)

Adjusted EBITDA	$469	$590	$212	$109	$203	$(21)	$1,562	$18	$1,580

(a)	Includes $22 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $42 million in Texas segment.
(c)	Represents estimate of anticipated market participant defaults or settlements on initial PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott.
(d)

Adjusted EBITDA impacts of Winter Storm Uri reflects the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which were expected to be paid over several decades under protocols existing at the time of the storm.

Vistra – Press Release

Aug. 8, 2024, Page 13

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2024 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$2,030	$2,430	$(90)	$(90)	$1,940	$2,340
Income tax expense	550	650	—	—	550	650
Interest expense and related charges (a)	980	980	—	—	980	980
Depreciation and amortization (b)	2,130	2,130	—	—	2,130	2,130
EBITDA before Adjustments	$5,690	$6,190	$(90)	$(90)	$5,600	$6,100

Unrealized net (gain) loss resulting from hedging transactions	(1,151)	(1,151)	(9)	(9)	(1,160)	(1,160)
Impacts of Tax Receivable Agreement	(4)	(4)	—	—	(4)	(4)
Non-cash compensation expenses	69	69	—	—	69	69
Transition and merger expenses	8	8	—	—	8	8
Interest income	(61)	(61)	—	—	(61)	(61)
Other, net	(1)	(1)	4	4	3	3
Adjusted EBITDA guidance	$4,550	$5,050	$(95)	$(95)	$4,455	$4,955

1	Regulation G Table 2024 Guidance prepared as of May 8, 2024, based on market curves as of May 3, 2024. Guidance excludes any potential benefit from the nuclear production tax credit.
(a)	Includes unrealized (gain) / loss on interest rate swaps of $50 million.
(b)	Includes nuclear fuel amortization of $340 million.

Vistra – Press Release

Aug. 8, 2024, Page 14

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2024 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Cash provided by operating activities	$4,185	$4,685	$(202)	$(202)	$3,983	$4,483

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(1,172)	(1,172)	—	—	(1,172)	(1,172)
Solar and storage development expenditures (a)	(682)	(682)	—	—	(682)	(682)
Acquisitions	(3,192)	(3,192)	—	—	(3,192)	(3,192)
Other growth expenditures (a)	(233)	(233)	—	—	(233)	(233)
(Purchase)/sale of environmental allowances	(291)	(291)	—	—	(291)	(291)
Other net investing activities	11	11	—	—	11	11
Free cash flow	$(1,374)	$(874)	$(202)	$(202)	$(1,576)	$(1,076)

Working capital and margin deposits	(439)	(439)	—	—	(439)	(439)
Solar and storage development expenditures (a)	682	682	—	—	682	682
Acquisitions	3,192	3,192	—	—	3,192	3,192
Other growth expenditures (a)	233	233	—	—	233	233
Accrued environmental allowances	(459)	(459)	—	—	(459)	(459)
Purchase/(sale) of environmental allowances	291	291	—	—	291	291
Transition and merger expenses	24	24	2	2	26	26
ERP implementation expenditures	50	50	—	—	50	50
Adjusted free cash flow before growth guidance	$2,200	$2,700	$(200)	$(200)	$2,000	$2,500

1	Regulation G Table 2024 Guidance prepared as of May 8, 2024, based on market curves as of May 3, 2024. Guidance excludes any potential benefit from the nuclear production tax credit.
(a)	Updated as of Aug. 8, 2024